                                 AMENDED AND RESTATED
                        LIMITED LIABILITY COMPANY AGREEMENT OF
                              MERRILL COMMUNICATIONS LLC


     This Amended and Restated Limited Liability Company Agreement (this "Agreement") of Merrill Communications LLC, a Delaware limited liability company (the "Company"), is entered into by and between the Company and Merrill Corporation, a Minnesota corporation, as the sole member of the Company (the "Member"), effective on November 23, 1999 immediately after the Effective Time of the Merger, as such terms are defined in the Agreement and Plan of Merger dated as of July 14, 1999, as amended, between the Member and Viking Merger Sub, Inc., a Minnesota corporation (the "Merger Agreement"). This Agreement amends and restates in its entirety the Company's limited liability company agreement dated November 5, 1999 (the "Prior LLC Agreement").

     In consideration of the formation of the Company on November 5, 1999, at the time of the filing of the Company's Certificate of Formation in the office of the Secretary of State of the State of Delaware, and of the adoption of the Prior LLC Agreement and of the Member's subsequent contribution of substantially all of its assets and liabilities to the Company as of immediately after the Effective Time of the Merger, the Member and the Company hereby agree as follows:

     1.   NAME.  The name of the Company is Merrill Communications LLC.

     2. PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company are, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, ET SEQ. (the "Act"), and engaging in any and all activities necessary or incidental to the foregoing.

     3. CERTIFICATES. The Member, or any officers of the Member, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates required or permitted by the Act to be filed in the Office of the Secretary of State of the State of Delaware.

     4. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle.

     5. REGISTERED AGENT. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle.

     6. SOLE MEMBER. The name and the business, residence or mailing address of the sole Member of the Company is as follows:


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                  Name                                   Address
                  ----                                   -------

           Merrill Corporation                     One Merrill Circle
                                                St. Paul, Minnesota 55108

     7. TITLE TO COMPANY PROPERTY. All property of the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and the Member, individually, shall not have any direct ownership interest in such property.

     8. ADDITIONAL MEMBERS. New or additional members in the Company may be admitted only by approval of the sole Member in its sole discretion.

     9. TRANSFER OF MEMBERSHIP INTERESTS. Subject to Sections 29 and 37, membership interests in the Company may be transferred to the extent permitted by law.

     10. POWERS. The Company shall have the power and authority to do any and all acts necessary or convenient to or in furtherance of the purposes described in Section 2 hereof, including all power and authority, statutory or otherwise, possessed by, or which may be conferred upon, limited liability companies under the laws of the State of Delaware.

     11. TAX CHARACTERIZATION. To the fullest extent permitted by applicable federal, state or local law, the Company will be treated for tax purposes as having no separate existence from the Member, and no action inconsistent with such tax characterization of the Company will be taken without the express written consent of the Member.

     12. MANAGEMENT. The management of the Company shall be vested exclusively in the Company's board of directors (the "Board of Directors," and each member thereof is a "Director"). The same notice, quorum, meeting, voting, action without a meeting, committee structure and other administrative provisions applicable to the board of directors of the Member pursuant to Article III of the bylaws of the Member, as amended from time to time (the "Bylaws"), shall apply to the Board of Directors of the Company. For purposes of this Agreement the term "shareholder" in the Bylaws shall mean a "Member" herein and the terms "director" in the Bylaws shall mean a "Director" herein. The Company's officers shall have the same duties as set forth in Article IV of the Bylaws. Each Director shall be a manager of the Company as defined in the Act.

     13. RELIANCE BY THIRD PARTIES. Any person or entity dealing with the Company may rely upon a certificate signed by the President or Secretary of the Company, or signed by the President or Secretary of the Member, as to:

          (i) the persons or entities authorized to execute and deliver any instrument or document of or on behalf of the Company, and

          (ii) the persons or entities authorized to take any action or refrain from taking any action as to any matter whatsoever involving the Company.

     14. INDEMNIFICATION. Subject to any limitations imposed by the Act that cannot be modified in this Agreement, the Company, its receiver or its trustee, will indemnify and save


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harmless the Directors, the Member, the officers or any of their respective affiliates, officers, directors, shareholders, employees, agents, subsidiaries or assigns, from and against any liability, loss or damage incurred by them or by the Company by reason of any claim or demand whatsoever related to or arising from any act performed or omitted to be performed by them or any of them in connection with the business of the Company or the provisions of this Agreement, including costs and attorneys' fees (which costs and attorneys' fees may be paid as incurred) in defense of, any amounts expended in the settlement of and any judgments resulting from any such claim or demand, provided that no person or entity will be entitled to indemnification hereunder for their own acts or omissions constituting fraud, intentional criminal misconduct or gross negligence, for settlements to which the Member did not consent, or for actions not meeting the standard of care described in Section 15. Any indemnification under this Section 14 shall be satisfied solely out of the assets of the Company and no person shall have any recourse against the Member with respect to such indemnification. The indemnification provided in this Section 14 is for the benefit of the specified persons only and shall not be deemed to create any right to indemnification for any other person. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Company would have the power or the obligation to indemnify him/her against such liability under the provisions of this Section 14.

     15. STANDARD OF CARE; PERSONAL LIABILITY. The Directors, officers and other persons appointed by the Member or the Directors to act on their behalf shall act in a manner that they believe in good faith to be in the best interests of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. The Directors, officers and such persons shall not be liable to the Company or the Member for any action taken in managing the business or affairs of the Company if they perform the duties of their offices in compliance with the standard contained in this
Section 15, and they shall be entitled to indemnification as provided in Section
14. The Directors, officers and other persons appointed by the Member or the Directors to act on their behalf shall not be liable to the Company or to the Member for any loss or damage sustained by the Company or the Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which they received an improper personal benefit.

     16. RECORDS AND ACCOUNTING MATTERS. The Board of Directors will keep or cause to be kept the records and books of account of the Company in a manner consistent with good business practices in accordance with generally accepted accounting principles and will make the same available to the Member from time to time for any purpose reasonably related to the Member's interest in the Company.

     17. CAPITAL CONTRIBUTIONS. Upon formation and execution of the Prior LLC Agreement, and in exchange for the entire interest in the Company, the Member contributed $1,000 in cash. At the effective time of this Agreement, the Member has made an additional contribution to the Company of substantially all of its assets and assigned substantially all of its liabilities to the Company, other than the assets and liabilities that are summarized on Schedule A hereto.

     18. ADDITIONAL CONTRIBUTIONS. The Member may make, but shall not be required to make, any additional capital contributions to the Company.

     19. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated exclusively to the Member, or, pursuant to the tax characterization described in Section 11, such profits and losses shall be treated as realized or incurred directly by the Member for certain tax purposes.

     20. DISTRIBUTIONS. Subject to any limitations imposed by the Delaware Limited Liability Company Act, distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Directors.

     21. TRANSACTIONS WITH MEMBER AND AFFILIATES. To the extent permitted by applicable law, and, unless otherwise provided in this Agreement, the Company is hereby authorized to purchase property and services from, sell property or services to, or otherwise deal with the Member of the Company, acting on its own behalf, or any Affiliate (as defined below) of the Member. For purposes of this Agreement, "Affiliate" means any one or more of the following: (i) a person directly or indirectly controlling, controlled by or under common control with another person; (ii) a person owning or controlling ten percent (10%) or more of the outstanding voting interests in such other person; (iii) any officer, director, manager, member or partner of such person; and (iv) if such other person is an officer, director, manager, member or partner, any company for which such person acts in any such capacity.

     22. RESIGNATION. Any Director may resign from the Board of Directors of the Company upon providing notice thereof to the Company.

     23. DISSOLUTION AND WINDING UP. The Company shall have perpetual existence unless it shall be dissolved and its affairs shall have been wound up upon (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon dissolution of the Company, the Member or the person required by law to wind up the Company's affairs will cause the cancellation of the Certificate of Formation and will reduce the assets of the Company to cash (unless it is determined to distribute certain Company assets in kind). Proceeds will be applied in the following order of priority:

          (i) to the payment of liabilities and obligations of the Company (unless it is determined that, pursuant to a distribution in kind, the Member will assume such liabilities or take assets of the Company subject thereto) including liabilities payable to the Member, loans from the Member and expenses of winding up;

          (ii) to the establishment of such reserves as such person may reasonably deem necessary for any contingent liabilities and obligations of the Company for such period as such person deems advisable for the purpose of disbursing such reserves in payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, will be distributed as hereinafter provided; and

          (iii)  the balance, if any, to be distributed to the Member.

     24. LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members, any of its Affiliates, any Director or any officer, director, employee, partner or agent of any of them shall not have any liability for the obligations or liabilities of the Company.

     25. FISCAL YEAR. The fiscal year of the Company shall be the twelve month period ending on January 31.

     26. COMPANY SEAL. The Company will have no seal unless the Board of Directors shall otherwise determine. The seal of the Company, if any, shall be in such form as the Board of Directors shall prescribe.

     27. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

     28. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

     29. ASSIGNMENTS. The Member may assign, transfer, pledge or encumber all or any portion of its limited liability company interest to any person, subject to obtaining the consent of the Board of Directors which consent may be withheld in the sole and absolute discretion of the Board of Directors. Such person shall become a Member upon the filing of the instrument of assignment with the records of the Company. Any assignment pursuant to this Section 29 shall be accomplished only by proper endorsement by the assignor to the assignee of the certificate of limited liability company interest described in Section 37. In considering whether to consent to any such proposed assignment, the Board of Directors may take into account any change in the tax characterization of the Company resulting from such assignment.

     30. AMENDMENTS. This Agreement may be amended or restated from time to time by the Member and the Company.

     31. ASSURANCES. The Member shall hereafter execute and deliver such further instruments and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

     32. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.


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

     33. NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and permitted assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise; provided, however, that nothing in this Section 33 shall limit, restrict or preclude any person from obtaining indemnification from the Company pursuant to Section 14 hereof.

     34. NOTICES. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when delivered in person or three business days after deposit in the United States mails, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 34, the addresses of the parties hereto shall be as set forth on the signature page hereto. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 34.

     35. SURVIVAL. All covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement and, where appropriate to facilitate the intent of this Agreement, the dissolution, liquidation and winding up of the Company.

     36. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on the parties. Each party shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other party.

     37. CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST. The interests of the Member in the Company shall constitute "securities" within the meaning of
(i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York, and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Pursuant to Section 18-702(c) of the Delaware Limited Liability Company Act, such interests shall be evidenced by a certificate or certificates of limited liability company interest in the form attached as
Exhibit I hereto or in such other form as shall be determined by the Company's Board of Directors. Such certificate shall contain the following legend:

     THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE LIMITED LIABILITY COMPANY INTEREST EVIDENCED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF A LIMITED LIABILITY COMPANY AGREEMENT DATED NOVEMBER 23, 1999 AMONG THE COMPANY AND ITS SOLE MEMBER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.


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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement effective as of the date and year first set forth above.


 Address for Notice:              MERRILL COMMUNICATIONS LLC,
 -------------------                 a Delaware limited liability company
 One Merrill Circle
 St. Paul, Minnesota 55108
 Attn: General Counsel            By:   /s/ John Castro
                                     ----------------------------------------
                                       John W. Castro
                                  Its: President and Chief Executive Officer


 Address for Notice:              MERRILL CORPORATION,
 -------------------                   a Delaware corporation
 One Merrill Circle
 St. Paul, Minnesota 55108
 Attn:  General Counsel           By:  /s/ Steven J. Machov
                                     ----------------------------------------
                                       Steven J. Machov
                                  Its:  Vice President, General Counsel and
                                        Secretary


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                                                                      SCHEDULE A

                          SUMMARY OF ASSETS AND LIABILITIES
                      EXCLUDED FROM CONTRIBUTION BY SOLE MEMBER

          (1) Leases, contract rights and other assets the transfers of which require the consent or approval of (or would give rise to any right of termination by or any right of penalty in favor of) any third party or governmental entity.

          (2)    Certain pending litigation.

          (3) Prior to January 1, 2000, the Member's employees and related employee benefit plans and arrangements.

          (4) Other assets and liabilities excluded from the contribution as set forth on Exhibit A to the Bill of Sale, Contribution and Assignment/Assumption Agreement of Operating Assets and Liabilities between the Member and the Company dated November 23, 1999.


                                         A-1

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                                                                       EXHIBIT I

                          FORM OF LIMITED LIABILITY COMPANY
                                 INTEREST CERTIFICATE




                                         I-1